EXHIBIT 10.7

NON-RECOURSE ASSIGNMENT

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, and for the consideration in the amount of $200,000 (the “Purchase Price”), YA Global Investments, L.P., a Cayman Islands exempt limited partnership (“YA Global” or “Assignor”) hereby sells, assigns, and transfers to Westport Energy LLC a Delaware limited liability company, (“Westport” or the “Assignee”), without recourse to the Assignee, that portion of the obligations (such portion, the “Assigned Debt”) set forth on Exhibit A and owed by NeoMedia Technologies, Inc. (the “Obligor”) pursuant to the Secured Convertible Debentures identified on Exhibit A issued by the Obligor to the Assignee in the original principal amounts identified on Exhibit A (the “Original Debentures”) effective as of June 1, 2013. The Original Debentures are part of certain financing arrangements by and between the Obligor and the Assignee (collectively, the “Financing Arrangements”).

1. Representations and Warranties.

(a)	The Assignor represents and warrants solely the following:

(i)	Exhibit A annexed hereto and incorporated herein by reference sets forth the outstanding principal and accrued and unpaid interest owed in connection with the Original Debentures as of June 1, 2013, and the amount of the Original Debentures being assigned to the Assignee, according to the Assignor’s books and records;

(ii)	YA Global (i) has not previously assigned, sold, pledged, encumbered, or otherwise transferred the Assigned Debt, and (ii) is transferring all rights of ownership of the Assigned Debt to Westport free and clear of any liens or encumbrances, or rights or options to purchase;

(iii)	Immediately prior to the date hereof, the Assignor had good and valid title to the Assigned Debt and the right to collect the Assigned Debt.

(iv)	The Assignor is aware that (i) the Westport Debenture (as defined below) may be considered securities under applicable Federal and/or State securities laws, (ii) the Westport Debenture, and any securities into which the Westport Debenture may be converted, have not been registered with the U.S. Securities and Exchange Commission or the securities commission of any State and (iii) the Westport Debenture, or any securities into which the Westport Debenture may be converted, may not be offered or sold except pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from, or in a transaction no subject to, the registration requirements of the Securities Act, and in accordance with applicable State securities laws;

(v)	The Assignor is an “accredited investor”, as defined in the Securities Act, and has purchased the Westport Debenture for its own account, and not with a view to resale. Assignor is able to bear the economic risk of the purchase of the Westport Debenture and it is able to hold the Westport Debenture for an indefinite period of time;

A-1

(b)	Westport represents and warrants solely the following:

(i)	Westport has determined to enter into this Assignment and purchase the Assigned Debt following Westport’s own independent review and inspection of whatever matters Westport deemed necessary or appropriate and not in reliance upon any information provided by YA Global;

(ii)	Westport has made its own independent investigation and evaluation as to the facts and circumstances relating to this Assignment;

(iii)	Westport has entered into this transaction after consultation with independent counsel of Westport’s own selection and, with the sole exception of the representations and warranties specifically made in this Assignment, is not relying upon any representation or warranty of YA Global in consummating this transaction;

(iv)	The execution by Westport of this Assignment and the performance by Westport of Westport’s obligations hereunder respectively have been duly authorized by all required action and will not violate any order of any court or governmental agency or any agreement by which Westport is bound;

(v)	Westport is aware that (i) as a result of the convertible feature of certain of the Assigned Debt, that such Assigned Debt may be considered securities under applicable Federal and/or State securities laws, (ii) the Assigned Debt, and any securities into which any of the Assigned Debt may be converted, have not been registered with the U.S. Securities and Exchange Commission or the securities commission of any State and (iii) the Assigned Debt, or any securities into which any of the Assigned Debt may be converted, may not be offered or sold except pursuant to an effective registration statement under the Securities Act, or pursuant to an available exemption from, or in a transaction no subject to, the registration requirements of the Securities Act, and in accordance with applicable State securities laws;

(vi)	Westport is an “accredited investor”, as defined in the Securities Act, and Westport has purchased the Assigned Debt for its own account, and not with a view to resale. Westport is able to bear the economic risk of the purchase of the Assigned Debt and it is able to hold the Assigned Debt for an indefinite period of time;

(vii)	Westport has done a full, complete, and exhaustive evaluation and investigation into the status of the Obligor’s and into the status of any collateral which purportedly secures the Obligor’s obligations under the Assigned Debt, including, without limitation, the Obligor’s financial status, the environmental condition of the collateral purportedly granted under any of the Assigned Debt, and the applicability of State and Federal fraudulent transfer and conveyance laws, insolvency laws, and judicially developed doctrines relevant, or similar, to any of the foregoing laws, such as preference actions, equitable subordination and the like;

(viii)	Westport acknowledges and agrees that the Purchase Price is to be paid in full to YA Global, without adjustment whatsoever for the amount of outstanding taxes (or any other form of taxes or charges or liens whatsoever) affecting the collateral purportedly granted to YA Global under the Assigned Debt, and Westport further acknowledges that YA Global is not responsible or liable in any way to Westport for the payment or adjustment thereof; and

(ix)	Westport has not relied, in entering into this Assignment, upon any oral or written information from YA Global or any of YA Global’s employees, attorneys, affiliates, parent, agents or representatives, other than the express representations and warranties of YA Global contained in this Assignment. Westport further acknowledges that no employee or representative of YA Global has been authorized to make, and that Westport has not relied upon, any statements or representations other than those specifically contained in this Assignment.

2. Issuance of Security for Assigned Debt and Payment of Purchase Price.

(a)	Contemporaneously with the execution and delivery of this Assignment, the Assignor shall deliver to the Obligor instructions (a) to record the transfer of the Assigned Debt to the Assignee, and (b) to issue and deliver to the Assignee a secured convertible debenture payable to the Assignee in an original principal amount equal to the amount of the Assigned Debt (the “Participation Debenture”).

(b)	Westport shall pay the Purchase Price by causing its parent company, Westport Energy Holdings Inc., a Delaware corporation (“Westport Energy Holdings”), to issue to YA Global a convertible debenture in the form attached hereto as Exhibit B (the “Westport Debenture”) in the original principal amount equal to the Purchase Price. The obligations of Westport Energy Holdings to YA Global under the Debenture shall be (i) secured by a pledge of certain collateral pursuant to that certain Collateral Assignment (as such term is defined in the Debenture) and (ii) secured by a pledge of certain assets of Westport pursuant to that certain Security Agreement (as such term is defined in the Debenture).

3. Distribution of Payments. All payments made by or on behalf of the Obligor to the Assignors or the Assignee (except for payments received in connection with conversions of debentures or from the sale of the Obligor’s stock held by the Assignors or by the Assignee) in connection with the Financing Arrangements, including without limitation, redemption payments received from the Obligor, and all amounts received by the Assignors or the Assignee from the proceeds of any collateral securing the Financing Arrangements (collectively, the “Collateral”), shall be distributed as follows:

(a) Within two business days following the receipt of a payment, the party that received such payment (the “Receiving Party”) shall notify the other party hereto (the “Non-Receiving Party”) in writing (a “Payment Notice”) of (i) the amount of such payment, and (ii) the current balance owed by the Obligor to the Receiving Party in connection with the Financing Arrangements, which balance shall specify the principal balance, accrued and unpaid interest, and with respect to the Assignors only, any unreimbursed costs and expenses incurred in connection with the Financing Arrangements (“Costs and Expenses”).

(b) Within three business days following the receipt of a Payment Notice, the Non-Receiving Party shall provide the Receiving Party with a written notice (a “Balance Notice”, and together with the Payment Notice, the “Notices”) setting forth the current balance owed by the Obligor to the Non-Receiving Party in connection with the Financing Arrangements, which balance shall specify the principal balance, accrued and unpaid interest, and, with respect to the Assignor only, Costs and Expenses.

(c) Within three business days following the Receiving Party’s receipt of a Balance Notice, the Receiving Party shall distribute or apply, as applicable, all or a portion of the corresponding payment as follows:

(i) First, to the Assignor in reimbursement for the Assignor’s Costs and Expenses; and

(ii) Second, to the Non-Receiving Party and the Receiving Party their respective pro rata shares of such payment, based upon their respective shares of the aggregate balance of the Financing Arrangements.

(d) The Receiving Party shall apply the portion of any payments retained in accordance with this Paragraph 3 to the outstanding balance of the obligations owed by the Obligor to the Receiving Party in connection with the Financing Arrangements.

(e) In the event that a court of competent jurisdiction shall adjudge that any amount received and distributed by a Receiving Party is to be repaid or disgorged, then the Non-Receiving Party shall repay to the Receiving Party the amount thereof previously received by the Non-Receiving Party and so adjudged to be repaid or disgorged.

4. Administration of the Financing Arrangements.

(a) The Assignee hereby irrevocably designates and appoints the Assignor as collateral agent for the sole purpose of perfecting the Assignee’s security interest in any collateral granted to secure the Participation Debenture and for administering and enforcing the Financing Arrangements, including without limitation, the Participation Debenture, as set forth herein, and irrevocably authorizes the Assignor to take such action on its behalf under the provisions of this Assignment and the Financing Arrangements and to exercise such powers and perform such duties in connection with the Financing Arrangements and the Collateral as the Assignor deems appropriate in its sole and exclusive discretion.

(b) The Assignor shall administer the Financing Arrangements in its sole and exclusive discretion, as it deems appropriate and may take such steps, and engage in such acts as the Assignor determines in its sole and exclusive discretion to be appropriate. The Assignee shall not have any right to consult with the Assignor in connection with the administration of the Financing Arrangements, or any right to vote on or otherwise direct, influence, or have input into any action, inaction, or other determination to be made by the Assignor. The Assignor may, in its sole and exclusive discretion, amend and modify the Financing Arrangements, waive defaults, events of default and/or termination events, release Collateral or accept substitutions thereof, enforce the Financing Arrangements, enter into forbearance agreements, and/or otherwise administer the Financing Arrangements as if the Assignee did not participate in the Financing Arrangements, provided, however, that the Assignor shall not amend or modify the terms and conditions of the Participation Debenture without the prior consent of the Assignee.

(c) The Assignor’s sole and exclusive responsibility to the Assignee under this Assignment is and shall be in accordance with the express provisions hereof. No other duty, whether express or implied, or fiduciary relationship shall be imposed upon the Assignor. The Assignee shall not have any claim against the Assignor or any employee, officer, representative, affiliate, or agent of the Assignor, except for actions of the Assignor, which constitute (i) gross negligence, or (ii) acts taken in bad faith.

(d) Except as permitted in Paragraph 5 below, the Assignee has no independent right to enforce the Participation Debenture against the Obligor nor the right to enforce any of the documents, instruments, and/or agreements evidencing the Financing Arrangements and/or the Collateral, or to demand, accelerate, or collect any amounts owed under the Participation Debenture or the Financing Arrangements, nor may the Assignee maintain any independent action against the Obligor to recover all or any portion of those funds, its sole rights and interest being a participant in the Financing Arrangements established, administered, and enforced by the Assignor.

(e) The Assignee agrees not to interfere with the Assignor’s administration and enforcement of the Financing Arrangements. The Assignee further agrees to cooperate with the Assignor’s administration and enforcement of the Financing Arrangements, and to render all such reasonable assistance as the Assignor may request in connection therewith. Such assistance and cooperation shall include, without limitation, providing The Assignor with all such authorizations, documentation, and consents as may be necessary, useful, or desirable to the Assignor and, at the request of the Assignor, joining as a party to any enforcement action or proceeding.

5. Conversion of Participation Debenture. Notwithstanding anything contained herein to the contrary, the Assignee shall at all times have the right to convert the outstanding balance of the Participation Debenture into common shares of the Obligor in accordance with the terms and conditions of the Participation Debenture and applicable law.

6. Liquidation of the Financing Arrangements.

(a) The exercise by the Assignor of its rights as a creditor looking towards the collection of the obligations owed pursuant to the Financing Arrangements, whether through the appointment of a receiver, or otherwise (a “Liquidation”) shall be conducted by the Assignor with the advice and assistance of the Assignor’s counsel, in a manner determined by the Assignor in its sole and exclusive discretion.

(b) All proceeds of any Collateral and all other amounts received by the Assignor on account of any Liquidation shall be distributed in the manner set forth in Paragraph 3 above.

7. Insolvency Proceedings. In the event that any voluntary or involuntary case or proceeding under 11 U.S.C. §§ 101, et seq. (the “Bankruptcy Code”) shall be commenced by or against the Obligor (an “Insolvency Proceeding”), the Assignee hereby agrees that:

(a) It shall not seek any relief from, or modification of, the automatic stay as provided in § 362 of the Bankruptcy Code or seek or accept any form of “adequate protection” under any or all of §§ 362, 363 and 364 of the Bankruptcy Code, except super-priority administrative expense claims for diminution of value (the “Priority Claims”), which Priority Claims shall be subordinated to any similar Priority Claims granted to the Assignor in accordance with, and subject to, the terms of this Assignment;

(b) It shall not seek to appoint a trustee or examiner under § 1104 of the Bankruptcy Code or to convert (or support any other person in converting) such case or proceeding under § 1112 of the Bankruptcy Code;

(c) It shall not oppose or object (or support any other person in opposing or objecting) to any “adequate protection” sought by or granted to the Assignor;

(d) It shall not oppose or object (or support any other person in opposing or objecting) to any post-petition financing provided by the Assignor, provided, that such post-petition financing is in such amounts and on such terms and conditions as are consistent with the documents, agreements, and instruments evidencing the Financing Arrangements and this Assignment (provided, further, that the Assignor may charge such fees as are customary and commercially reasonable under such circumstances);

(e) It shall not object (or support any other person in objecting) to (i) the amount of the Financing Arrangements allowed or permitted to be asserted under any Bankruptcy Law or (ii) the extent to which the Financing Arrangements are deemed secured claims, including under § 506(a) of the Bankruptcy Code;

(f) It shall not oppose or object (or support any other person in opposing or objecting) to any protection provided to the Assignor, including any form of adequate protection under § 362, § 363 or § 364 of the Bankruptcy Code and the payment of amounts equal to interest and expenses allowed under § 506(b) and (c) of the Bankruptcy Code to the Assignor;

(g) It hereby waives any claim that it may now or hereafter have arising out of the election of the Assignor, in an Insolvency Proceeding, of the application of § 1111(b) of the Bankruptcy Code in respect of the obligations represented by the Participation Debenture; and

(h) If the Assignor seeks any or all of the relief described in Sections 7(a)-(f), the Assignee hereby irrevocably consents thereto and hereby agrees to join in any such motion or application seeking such relief if requested by the Assignor.

8. Exculpation.

(a) Neither the Assignor, nor any officer, employee, affiliate, representative, or agent of the Assignor, shall be liable for any act or omission to act pursuant to this Assignment except for such act or omission to act as to which a final determination is made in a judicial proceeding (in which the Assignor has had an opportunity to be heard), which determination includes a specific finding that such act or omission to act had been both (i) grossly negligent, and (ii) in actual bad faith.

(b) The Assignee may now or hereafter hold direct or indirect rights and interests in the Obligor. Accordingly, the Assignee acknowledges and agrees that the Assignor may, in its sole and exclusive discretion, take or withhold the taking of action, which may be adverse to such interests of the Assignee. Without limiting the provisions hereof, the Assignee represents and warrants to the Assignor that the Assignee has assessed fully and voluntarily assumed all risks directly or indirectly associated with the possible adverse effects on such interests of the Assignee as a result of the Assignor’s taking of action or withholding of the taking of action.

9. Reliance by YA Global. The Assignor may rely upon any notice, certificate, instrument, document, letter, email, telegram, telex, or other paper and upon any telephone call believed by the Assignor in good faith to be genuine and to have been signed or made by or on behalf of the person purporting so to do and, in respect of legal matters, upon the advice provided the Assignor by its counsel, and shall not be liable hereunder on account of any such good faith reliance.

10. Non-Reliance by Assignee.

(a) Except with respect to the representations and warranties contained in Paragraph 1 above, the Assignee may not rely on any statements, information, representations, or warranties made by or on behalf of the Assignor.

(b) The Assignee acknowledges and agrees that the Assignor, any employee, officer, representative, affiliate, nor agent of the Assignor has made any representation or warranty, whether expressed, implied, or imposed by law, to induce the Assignee to accept this Assignment. Without limiting the generality of the foregoing exclusion of representations and warranties, the Assignor shall have any responsibility with respect to:

(i) the genuineness, legality, validity, binding effect, enforceability, sufficiency, accuracy, or completeness of any aspect of the Assigned Debt and/or the Financing Arrangements;

(ii) the filing, recording, or taking of any other action to perfect any security interest, mortgage, or other lien or security granted by the Obligor or any of the other Obligors, or with respect to any aspect of the Financing Arrangements;

(iii) the collectability of the Assigned Debt or the Financing Arrangements, and/or the value of any Collateral;

(iv) the truthfulness, accuracy, or completeness of any representation or warranty made by the Obligor;

(v) the financial or other condition of the Obligor or any endorser, guarantor, or surety of the Obligor;

(vi) the state of title to any Collateral subject to any security interest, mortgage, or other lien or security granted to the Assignor by the Obligor or any endorser, guarantor, or surety of the Obligor, or the priority thereof; or

(vii) any other matter relating in any way to the Financing Arrangements, the Obligor, or any endorser, guarantor, or surety of the Obligor, or this Assignment, or any other person, entity, or matter not specifically referred to herein except (with respect to this Subsection (vii)) any matter which constitutes an act or omission to act which a final determination is made in a judicial proceeding (in which the Assignor has had an opportunity to be heard), which determination includes a specific finding that such act or omission to act had been both (x) grossly negligent, and (y) in actual bad faith.

11. Contribution. In the event that at any time the Assignor issued or shall have a demand, threat, or claim made upon it, or suit, cause of action, or the like brought against it by or on behalf of the Obligor or any guarantor, or any creditor of the Obligor or of any guarantor, any trustee, receiver, administrator, assignee, or other fiduciary appointed with respect to the Obligor or any guarantor, or any person whose rights derive from the Obligor or any guarantor, which demand, threat, claim, suit, cause of action, or the like, is based upon or directly or indirectly relates to the Financing Arrangements or the Assignor’s acting in accordance with this Assignment, then, unless (a) the Assignor has been found liable to the Obligor or such other party due to the Assignor’s gross negligence and actual bad faith, or (b) the Assignor has been reimbursed therefore by the Obligor, the Assignor may charge any monies paid or to be paid in satisfaction or compromise of such demand, threat, claim, suit, cause of action, or the like, and all costs and expenses and attorneys’ fees and expenses incurred by the Assignor in connection with the defense of such demand, threat, claim, suit, cause of action, or the like as costs of collection reimbursable as provided in Paragraph 3 above.

12. Assignments. Upon five days prior written notice to the Assignor, the Assignee may assign the Participation Debenture, provided, however, that (a) the person or entity to which the Participation Debenture is assigned must acknowledge in writing that it received the Participation Debenture subject to the terms and conditions of this Assignment; and (b) the Participation Debenture may not be assigned to the Obligor, or one of its employees, subsidiaries, directors, affiliates, agents, or any person or entity affiliated with the Obligor.

13. Notices. All notices hereunder to any party hereto shall be in writing and (i) hand delivered, (ii) sent by a nationally recognized overnight courier, or (iii) posted in the United States mail by registered or certified mail, return receipt requested, addressed to such party at its address set forth above, or at any other address specified by such party in writing upon seven days written notice to the other parties. Any such notice shall be treated as having been given upon the earlier of (i) actual receipt (by any method of delivery) by the person to whom the notice is addressed, or (ii) upon delivery to such address (or refusal to accept delivery).

14. Choice of Law. This Assignment shall be construed in accordance with the law of the State of New Jersey and is intended to take effect as a sealed instrument.

[SIGNATURE PAGE TO IMMEDIATELY FOLLOW]

Executed as of May 31, 2013.

YA GLOBAL INVESTMENTS, L.P.

By:	Yorkville Advisors, LLC
Its:	Investment Manager

By:	/s/ David Gonzalez
Name:	David Gonzalez
Its:	Member & General Counsel

ACCEPTED AND AGREED:

WESTPORT ENERGY LLC,

a Delaware limited liability company

By:	/s/ Stephen J. Schoepfer
Name:	Stephen J. Schoepfer
Its:	Manager

EXHIBIT A

A. Original Debenture: Secured Convertible Debenture dated December 8, 2011 in the original face amount of $325,000 (NEOM-11-11) issued by NeoMedia Technologies, Inc. to YA Global Investments, L.P., as amended. The Maturity date of such Debenture is August 1, 2014.

Principal Balance	Principal Balance Assigned	Accrued Interest	Accrued Interest Assigned	Total Outstanding	Total Security Assigned
$150,000	$150,000	$14,830.82	$14,830.82	$164,830.82	$164,830.82

Purchase Price	$200,000

EXHIBIT B

FORM OF WESTPORT DEBENTURE

(SEE EXHIBIT 10.5)